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                                                                      EXHIBIT 21


          Subsidiaries                   State of Incorporation
          ------------                   ----------------------

Food Lion, LLC                               North Carolina
Kash n' Karry Food Stores, Inc.                 Delaware
Risk Management Services, Inc.               North Carolina
FL Food Lion, Inc.                              Florida
Food Lion (Thailand), Inc.                      Delaware
Delhaize Insurance Co.                          Vermont
Hannaford Bros. Co.                              Maine
Athenian Real Estate Development,              Virginia
Inc.(1)
Hannbro Company(1)                               Maine
Boney Wilson & Sons, Inc.(2)                 North Carolina
Hannaford Licensing Corp.(2)                     Maine
Hannaford Procurement Corp.(2)                   Maine
Hannaford Trucking Company(2)                    Maine
Martin's Foods of 'South Burlington,            Vermont
Inc.(2)
Progressive Distributors, Inc.(2)                Maine
Shop n' Save-Mass., Inc.                      Massachusetts


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(1)   Corporation is wholly-owned by Hannaford Bros. Co.
(2)   Corporation is wholly-owned by Hannbro Company